SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SERENA SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 24, 2005

2:00 p.m.

To the Stockholders of SERENA Software, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SERENA Software, Inc., a Delaware corporation (“SERENA”), will be held on Friday, June 24, 2005, at 2:00 p.m., local time, at SERENA’s principal executive offices at 2755 Campus Drive, 3rd Floor, San Mateo, California 94403 for the following purposes:

1.	To elect directors to serve until the next Annual Meeting of Stockholders or until their successors are elected;

2.	To ratify the appointment of KPMG LLP as independent auditors for SERENA for the fiscal year ending January 31, 2006; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on May 20, 2005, are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

By order of the Board of Directors

SERENA SOFTWARE, INC.

/s/ Vita Strimaitis

Vita A. Strimaitis

Secretary

San Mateo, California

May 24, 2005

YOUR VOTE IS IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE

REQUESTED TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

SERENA SOFTWARE, INC.

PROXY STATEMENT FOR THE

2005 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the board of directors of SERENA Software, Inc., a Delaware corporation (“SERENA”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, June 24, 2005, at 2:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at SERENA’s principal executive offices at 2755 Campus Drive, 3rd Floor, San Mateo, California 94403. The telephone number at that location is (650) 522-6600. When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein, for the ratification of the appointment of KPMG LLP as independent auditors as set forth herein, and at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended January 31, 2005, including financial statements, were first mailed on or about May 27, 2005, to all stockholders entitled to vote at the Annual Meeting.

Record Date and Shares Outstanding

Stockholders of record at the close of business on May 20, 2005 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, SERENA had issued and outstanding and entitled to vote 41,185,722 shares of common stock, $.001 par value.

Revocability of Proxies

Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of SERENA at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of SERENA at or before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to SERENA Software, Inc. at 2755 Campus Drive, 3rd Floor, San Mateo, California 94403, Attention: Secretary, or hand-delivered to the Secretary of SERENA at or before the taking of the vote at the Annual Meeting.

Voting

Each share of common stock outstanding on the Record Date is entitled to one vote. Stockholders’ votes will be tabulated by persons appointed by the board of directors to act as inspectors of election for the Annual Meeting. The holders of a majority of our outstanding shares of common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Abstentions and broker non-votes are considered stockholders who are present and entitled to vote and they count toward the quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner (despite voting on at least one other proposal for which the nominee does have discretionary authority or for which it has received instructions). Brokers holding shares of record for customers generally are not entitled to vote on certain “non-routine” matters unless they receive voting instructions from their customers.

Solicitation of Proxies

The expense of soliciting proxies in the enclosed form will be borne by SERENA. In addition, SERENA may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of SERENA’s directors, officers, and employees, personally or by telephone, telegram, facsimile, or other means of communication. No additional compensation will be paid for such services.

Deadline for Receipt of Stockholder Proposals for Year 2006 Annual Meeting

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission and our bylaws. Stockholder proposals that are intended to be included in our Proxy Statement and form of Proxy relating to the meeting for our 2006 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934 must be received by us no later than February 3, 2006 to be considered for inclusion. If a stockholder intends to submit a proposal or nomination for director for our 2006 Annual Meeting of Stockholders that is not to be included in our Proxy Statement and form of Proxy relating to that meeting, the stockholder must give us notice in accordance with the requirements set forth in our bylaws no later than March 24, 2006. Our bylaws require that certain information and acknowledgments with respect to the proposal and the stockholder making the proposal be set forth in the notice. A copy of the relevant bylaw provision is available upon written request to:

SERENA Software, Inc.

2755 Campus Drive, 3rd floor

San Mateo, CA 94403-2538

Attention: Corporate Secretary

SUMMARY OF PROPOSALS

The board of directors has included two proposals on the agenda for our annual meeting. The following is a brief summary of the matters to be considered and voted upon by our stockholders.

1.	Election of Directors

Our board of directors currently consists of seven directors. The first proposal on the agenda for our annual meeting is the election of seven directors to serve until our 2006 annual meeting. Additional information about the election of directors and a brief biography of each nominee begins on page 4.

OUR BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

2.	Ratify Appointment of Our Independent Auditors

The second proposal is the ratification of the appointment of KPMG LLP as our independent auditors. More information about this proposal begins on page 10.

OUR BOARD RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF

KPMG LLP AS OUR INDEPENDENT AUDITORS.

Other Matters

Other than the proposals listed above, our board of directors does not intend to present any other matters to be voted on at the meeting. Our board is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card, the proxies will have discretion to vote your shares on these matters to the extent authorized under the Exchange Act.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

We currently have seven (7) directors. At the Annual Meeting, a board of seven (7) directors will be elected, each to hold office until his or her successor is elected and qualified, or until his or her death, resignation, or removal. Each of the nominees is currently a director of SERENA. Shares represented by the accompanying proxy will be voted for the election of the seven nominees (recommended by the board of directors) who are named in the following table, unless the proxy is marked in such a manner as to withhold authority to so vote. SERENA has no reason to believe that the nominees for election will not be available to serve their prescribed terms. If any nominee for any reason is unable to serve or will not serve, however, the proxy may be voted for such substitute nominee as the persons appointed in the proxy may in their discretion determine.

The following table sets forth certain information concerning the nominees, which information is based on data furnished to SERENA by the nominees:

Name	Age	Position(s) with SERENA	Director Since
Douglas D. Troxel	60	Chief Technology Officer, Chairman of the Board and Director	1980
Mark E. Woodward	47	President, Chief Executive Officer and Director	2000
Robert I. Pender, Jr.	47	Senior Vice President, Finance and Administration, Chief Financial Officer and Director	2000
J. Hallam Dawson (1)(2)(3)	68	Director	2001
Gregory J. Owens (1)(2)	44	Director	2002
David G. DeWalt (2)(3)	41	Director	2003
Carl Bass (1)	47	Director	2004

(1)	Member of Compensation Committee.
(2)	Member of Audit Committee.
(3)	Member of Nominating and Governance Committee.

There is no family relationship among any of the directors and executives of SERENA.

Douglas D. Troxel is the founder of SERENA and has served on SERENA’s Board of Directors since April 1980. He has also served as SERENA’s Chief Technology Officer since April 1997. From June 1980 to April 1997, Mr. Troxel served as the President and Chief Executive Officer of SERENA. Mr. Troxel holds a B.S. in mathematics from Iowa State University.

Mark E. Woodward has served as a member of SERENA’s board of directors since June 2000, as President, Chief Executive Officer since May 2000, as Vice President, Worldwide Operations from February 2000 through April 2000 and as Vice President, Sales from November 1998 to February 2000. From August 1997 until November 1998, Mr. Woodward was Senior Vice President, Sales for Live Picture, Inc., a developer of Internet imaging technology. From August 1995 until August 1997, Mr. Woodward was Vice President, Sales for McAfee Associates, a network management firm. From March 1989 until August 1995, Mr. Woodward was Vice President, Sales for Legent, Inc., a developer of software change management products.

Robert I. Pender, Jr. has served as a member of SERENA’s board of directors since June 2000 and as Senior Vice President, Finance and Administration, Chief Financial Officer since December 1997. From December 1996 until August 1997, Mr. Pender was Vice President, Finance of Mosaix, Inc., a customer interaction software company. From April 1993 until December 1996, Mr. Pender served in a variety of positions, most recently as Chief Financial Officer, with ViewStar Corporation, a client/server workflow software company that was acquired by Mosaix, Inc. in December 1996. Mr. Pender holds a B.A. in accounting from Baylor University and a M.S. in financial planning and tax from Golden Gate University.

J. Hallam Dawson has served as a member of SERENA’s Board of Directors since December 2001. Mr. Dawson is and has served as Chairman of IDI Associates, a private Latin American investment bank, since September 1986. Previously, Mr. Dawson served as Executive Vice President and then President of Crocker National Bank and in various commercial lending and international banking positions at the First National Bank of Chicago. Mr. Dawson is also a Director of Autodesk, Inc., a design software and digital content company, and Chinatrust Bank (USA). Mr. Dawson holds a B.A. in economics from Vanderbilt University and an M.B.A. from Harvard University.

Gregory J. Owens has served as a member of SERENA’s Board of Directors since March 2002. Mr. Owens served as Chairman of the Board of Manugistics Group, Inc., a global provider of solutions for supply chain management from 1999 to 2005. From 1999 to 2004, Mr. Owens also served as President and Chief Executive Officer of Manugistics Group, Inc. From 1993 to 1999, Mr. Owens served as Managing Partner for Logistics and Planning, as well as Managing Partner of Global Supply Chain Management, at Andersen Consulting (Accenture). Mr. Owens holds a B.S. in industrial management from the Georgia Institute of Technology.

David G. DeWalt has served as a member of SERENA’s Board of Directors since April 2003. Mr. DeWalt currently serves as President of the Documentum Software Division and Executive Vice President of EMC Corporation, the world leader in products, services and solutions for information storage and management. Mr. DeWalt served as President and CEO of Documentum, the global leader in enterprise content management, before EMC acquired the company in 2003. Prior to joining Documentum, Mr. DeWalt was Founding Principal and Vice President of Eventus Software, a web content software company. Following the 1998 acquisition of Eventus by Segue Software, an e-business software company, Mr. DeWalt served as Segue’s Vice President of North American Sales. Before Eventus, Mr. DeWalt was Vice President of Sales and Marketing at Quest Software, a provider of performance management solutions. Prior to that, Mr. DeWalt held various positions in sales management with Oracle Corporation. Mr. DeWalt holds a B.S. in computer science and electrical engineering from the University of Delaware.

Carl Bass has served as a member of SERENA’s Board of Directors since January 2004. Mr. Bass currently serves as Chief Operating Officer of Autodesk, Inc., the world’s leading design software and digital content company. Previously, Mr. Bass served as Autodesk’s Senior Executive Vice President of the Design Solutions Group, and Chief Strategy Officer and Executive Vice President of Emerging Business. Prior to Autodesk’s acquisition of Buzzsaw, Mr. Bass was Buzzsaw’s Chairman, Chief Executive Officer and President. Prior to joining Autodesk, Mr. Bass co-founded Ithaca Software, the developers of HOOPS, which was acquired by Autodesk in 1994. Mr. Bass holds a B.S. in mathematics from Cornell University.

Vote Required and Board of Directors’ Recommendation

Directors will be elected by a plurality of the votes of the shares present and entitled to vote at the Annual Meeting and entitled to vote on the election of directors. The seven nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors. The board of directors has unanimously approved the foregoing slate of nominees and recommends that stockholders vote FOR the election of the nominees listed above.

Board and Corporate Governance Committee Meetings

SERENA’s board of directors held seven (7) meetings during the fiscal year ended January 31, 2005. No director during fiscal 2005 attended fewer than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the board of directors held during the period for which such person was a director and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the period such person served) during fiscal 2005.

Our Board of Directors currently has three committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each committee has a written charter approved by the Board of Directors outlining the principal responsibilities of the committee. These charters are available on the Corporate Governance page of the Investor section of our website.

Audit Committee

SERENA Software, Inc.’s Audit Committee is comprised of directors J. Hallam Dawson, Gregory J. Owens and David G. DeWalt, each of whom has been determined to be independent within the meaning of the rules of the Securities and Exchange Commission and the listing standards of The Nasdaq Stock Market (the “Nasdaq Rules”) and was formed in January 1999 in connection with SERENA’s initial public offering of its common stock. The Audit Committee met four (4) times in fiscal 2005.

The purposes of the Audit Committee are to review with SERENA’s management and independent auditors such matters as internal accounting controls and procedures, the plan and results of the annual audit, and suggestions of the auditors for improvements in accounting procedures; to nominate independent auditors; and to provide such additional information as the committee may deem necessary to make the board of directors aware of significant financial matters which require the board’s attention, as well as perform such other functions as may be required by the Nasdaq Rules or other applicable law. The board of directors has determined that Messrs. Dawson, Owens and DeWalt are “audit committee financial experts” within the meaning of the rules of the Securities and Exchange Commission and has determined that each has the accounting and related financial management expertise to satisfy the requirement that at least one member of the Audit Committee be financially sophisticated within the meaning of the Nasdaq Rules.

Compensation Committee

Our Compensation Committee is comprised of directors J. Hallam Dawson, Gregory J. Owens and Carl Bass and was formed in January 1999 in connection with SERENA’s initial public offering of its common stock. The Compensation Committee met two (2) times in fiscal 2005. The purposes of the Compensation Committee are to review and approve the compensation to be paid or provided to SERENA’s executive officers, the aggregate compensation of all employees of SERENA, the terms of compensation plans and to administer SERENA’s Amended and Restated 1997 Stock Option and Incentive Plan.

Nominating and Governance Committee

Our Nominating and Governance Committee is comprised of directors J. Hallam Dawson and David G. DeWalt and was originally formed in May 2001, as a Nominating Committee, in connection with the Company’s desire to find qualified and appropriate candidates to serve on SERENA’s board of directors. The Nominating Committee became known as the Nominating and Governance Committee in November 2003, when the expanded charter for the Nominating and Governance Committee was adopted.

In addition to the Committee’s former duties, the Nominating and Governance Committee must also ensure that our board of directors is properly constituted to meet its fiduciary obligations and follows appropriate governance standards. The Nominating and Governance Committee met one (1) time in fiscal 2005 as part of an Audit Committee meeting.

Director Independence

In 2005, consistent with the Nasdaq Rules regarding director independence, our Board of Directors undertook a review of the independence of our directors and considered whether any director had any relationship with SERENA Software, Inc. or management that would compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our Board of Directors affirmatively determined that Directors Bass, Dawson, DeWalt, and Owens are independent within the meaning of the Nasdaq Rules.

Code of Conduct for Officers

Our Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers and directors. Our Code of Business Conduct and Ethics is intended to ensure that our employees, officers and directors act ethically and with a commitment to honesty and fairness. This code is intended to deter wrongdoing and promote ethical conduct among our executives and to ensure all of our public disclosure is full, fair and accurate. The Code of Business Conduct and Ethics is available on the Corporate Governance page of the Investor section of our website at http://www.serena.com.

Director Compensation

SERENA reimburses each member of our board of directors for out-of-pocket expenses incurred in connection with attending board meetings. Beginning in February 2004, each non-employee director who does not Chair a committee will receive an annual cash retainer of $25,000 paid quarterly. Each non-employee director who is also a Chairperson of a standing committee will receive an annual cash retainer of $30,000 paid quarterly.

SERENA’s Amended and Restated 1999 Director Option Plan provides that options will be granted to non-employee directors pursuant to an automatic non-discretionary grant mechanism. Each new non-employee director is automatically granted an option to purchase 37,500 shares of common stock at the time he or she is first elected to the board of directors. Each eligible non-employee director will subsequently be granted an option to purchase 15,000 shares of common stock at the beginning of each fiscal year. Each such option will be granted at the fair market value of the common stock on the date of grant. Options granted to eligible non-employee directors under the Amended and Restated 1999 Director Option Plan prior to fiscal 2003 will become exercisable over four years, with one quarter of the shares subject to the option vesting after one year and the remaining shares vesting ratably in monthly installments thereafter. Beginning in fiscal 2003, options granted to eligible non-employee directors under the Amended and Restated 1999 Director Option Plan, excluding those grants issued at the time he or she is first elected to the board of directors, will become exercisable over one year, with all the shares subject to the option vesting after one year.

On December 7, 2001 in connection with Mr. Dawson’s appointment to SERENA’s board of directors, Mr. Dawson was granted 37,500 options under the Amended and Restated 1999 Director Option Plan. The grant was made at fair market value of $25.87 per share with one quarter of the shares vesting upon the first anniversary of the respective grant and 1/36 of the remaining shares vesting monthly thereafter.

On March 25, 2002 in connection with Mr. Owens’ appointment to SERENA’s board of directors, Mr. Owens was granted 37,500 options under the Amended and Restated 1999 Director Option Plan. The grant was made at fair market value of $19.35 per share with one quarter of the shares vesting upon the first anniversary of the respective grant and 1/36 of the remaining shares vesting monthly thereafter.

On April 14, 2003 in connection with Mr. DeWalt’s appointment to SERENA’s board of directors, Mr. DeWalt was granted 37,500 options under the Amended and Restated 1999 Director Option Plan. The grant was made at fair market value of $14.69 per share with one quarter of the shares vesting upon the first anniversary of the respective grant and 1/36 of the remaining shares vesting monthly thereafter.

On January 13, 2004 in connection with Mr. Bass’s appointment to SERENA’s board of directors, Mr. Bass was granted 37,500 options under the Amended and Restated 1999 Director Option Plan. The grant was made at fair market value of $20.97 per share with one quarter of the shares vesting upon the first anniversary of the respective grant and 1/36 of the remaining shares vesting monthly thereafter.

On February 1, 2004, Mr. Dawson, Mr. Owens and Mr. DeWalt were each granted 15,000 options under the Amended and Restated 1999 Director Option Plan. These grants were made at fair market value of $23.14 per share and vest in their entirety upon the first anniversary of the respective grant. On February 1, 2005, Mr. Dawson, Mr. Owens, Mr. DeWalt and Mr. Bass were each granted 15,000 options under the Amended and Restated 1999 Director Option Plan. These grants were made at fair market value of $21.50 per share and vest in their entirety upon the first anniversary of the respective grant.

Director Nomination Process

Stockholder Recommendations and Nominations

It is the policy of the Nominating and Governance Committee to consider director candidates recommended by our stockholders holding on the date of submission of such recommendation, at least 250,000 shares of our common stock continuously for at least 12 months prior to such date.

Stockholders desiring to recommend a candidate for election to the board of directors should send their recommendation in writing to the attention of the Chairman of the Nominating and Governance Committee, at our offices located at 2755 Campus Drive, San Mateo, California 94403. This written recommendation must include the information and materials required by our bylaws as well as the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and SERENA within the last three years and evidence of the required ownership of our common stock by the recommending stockholder. A copy of the relevant bylaw provision is available upon written request to our Corporate Secretary at the address provided above.

In accordance with the advance notice provision in our bylaws, director nominations to be considered at the next annual meeting of stockholders must be received by March 24, 2006.

Identifying and Evaluating Nominees for Director

The nominating and governance committee uses the following procedures for identifying and evaluating any individual recommended or offered for nomination to the board of directors:

•	The committee considers candidates recommended by stockholders in the same manner as candidates recommended by other sources.

•	The committee considers the following factors in its evaluation of candidates:

•	The current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors.

•	The candidate’s judgment, independence, character and integrity, area of expertise, diversity of experience, length of service and potential conflicts of interest.

•	Other factors that the committee considers appropriate.

The nominating and governance committee requires the following minimum qualifications to be satisfied by any candidate recommended or offered for nomination to the board of directors:

•	The highest personal and professional ethics and integrity.

•	Proven achievement and competence in the candidate’s field and the ability to exercise sound business judgment.

•	Skills that are complementary to those of the existing board of directors.

•	The ability to assist and support management and make significant contributions to our success.

•	An understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate directly with our independent directors may do so by sending an e-mail message to Vita Strimaitis, our senior vice president and general counsel, at vstrimaitis@serena.com. Ms. Strimaitis monitors these communications and provides a summary of all received messages to the board of directors at its regularly scheduled meetings. Where the nature of the communication warrants, Ms. Strimaitis may decide to obtain more immediate attention of the appropriate committee or independent director of the board of directors, of independent advisors or of our management. Ms. Strimaitis may decide in her judgment whether a response to any stockholder communication is necessary.

Attendance at the Annual Meeting of the Stockholders

All directors are welcome to attend the annual meeting of stockholders. At the June 2004 annual meeting of stockholders, directors Dawson and Woodward were in attendance.

Interlocks and Insider Participation

The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for the directors and officers of SERENA and administering various incentive compensation and benefit plans. The Compensation Committee consists of J. Hallam Dawson, Gregory J. Owens and Carl Bass. Mark E. Woodward, President, Chief Executive Officer and a director of SERENA, participated in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants of SERENA, except that he was excluded from discussions and decisions regarding his own salary and incentive compensation. No interlocking relationship exists between any member of SERENA’s Compensation Committee and any member of any other company’s board of directors or compensation committee.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The board of directors has selected KPMG LLP, independent auditors, to audit the financial statements of SERENA for the current fiscal year ending January 31, 2006. SERENA expects that representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the shares of Company stock present or represented and voting at the Annual Meeting will be required to approve this proposal. An abstention or nonvote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

The board of directors has unanimously approved this proposal and recommends that stockholders vote FOR the ratification of the selection of KPMG LLP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of SERENA’s common stock as of March 31, 2005 by (i) each person or entity who is known by SERENA to own beneficially 5% or more of SERENA’s outstanding common stock; (ii) each director of SERENA; (iii) SERENA’s Chief Executive Officer and each of SERENA’s four most highly compensated executive officers who were serving as executive officers of SERENA as of January 31, 2005 (the “Named Executive Officers”); and (iv) all directors and executive officers of SERENA as a group.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owner (2)	Number	Percent
Douglas D. Troxel (3)	12,482,225	28.3%
Mark E. Woodward (4)	603,544	1.4%
L. Evan Ellis, Jr. (5)	427,849	*
Robert I. Pender, Jr. (6)	360,788	*
Vita A. Strimaitis (7)	99,355	*
J. Hallam Dawson (8)	63,031	*
Gregory J. Owens (9)	59,687	*
David G. DeWalt (10)	34,531	*
Michael Linder (11)	31,839	*
Carl Bass (12)	12,500	*
Carl Theobald (13)	—	*
All directors and executive officers as a group (11 persons)	14,175,349	32.1%

*	Less than 1%.
(1)	Percentage ownership is based on 44,161,863 shares of common stock outstanding as of March 31, 2005. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2005 are deemed to be outstanding for the purpose of computing the percentage ownership of a person or entity in this table, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.
(2)	Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
(3)	Includes 11,178,125 shares of common stock held by Mr. Troxel as trustee of the Troxel Living Trust; 1,077,100 shares of common stock held by Mr. Troxel as a general partner for Troxel Investments, L.P.; 225,000 shares of common stock held by Mr. Troxel as Manager for Troxel Investments, LLC.; and 2,000 shares of common stock held by Mr. Troxel as Trustee for Kenneth D. Troxel Trust. Mr. Troxel is SERENA’s founder, Chief Technology Officer and Chairman of SERENA’s board of directors.
(4)	Includes 603,544 shares subject to stock options held by Mr. Woodward that are exercisable within 60 days of March 31, 2005. Mr. Woodward is a director and SERENA’s President and Chief Executive Officer.
(5)	Includes 426,246 shares subject to stock options held by Mr. Ellis that are exercisable within 60 days of March 31, 2005. Mr. Ellis is SERENA’s Senior Vice President, Chief Operating Officer.
(6)	Includes 360,788 shares subject to stock options held by Mr. Pender that are exercisable within 60 days of March 31, 2005. Mr. Pender is a director and SERENA’s Senior Vice President, Finance and Administration, and Chief Financial Officer.
(7)	Includes 96,251 shares subject to stock options held by Ms. Strimaitis that are exercisable within 60 days of March 31, 2005. Ms. Strimaitis is SERENA’s Senior Vice President, General Counsel and Secretary.
(8)	Includes 62,031 shares subject to stock options held by Mr. Dawson that are exercisable within 60 days of March 31, 2005. Mr. Dawson is a member of SERENA’s board of directors.
(9)	Includes 59,687 shares subject to stock options held by Mr. Owens that are exercisable within 60 days of March 31, 2005. Mr. Owens is a member of SERENA’s board of directors.

(10)	Includes 34,531 shares subject to stock options held by Mr. DeWalt that are exercisable within 60 days of March 31, 2005. Mr. DeWalt is a member of SERENA’s board of directors.
(11)	Includes 30,833 shares subject to stock options held by Mr. Lindner that are exercisable within 60 days of March 31, 2005. Mr. Lindner is SERENA’s Vice President, EMEA Sales.
(12)	Includes 12,500 shares subject to stock options held by Mr. Bass that are exercisable within 60 days of March 31, 2005. Mr. Bass is a member of SERENA’s board of directors.
(13)	Mr. Theobald is SERENA’s Senior Vice President, Research and Development.

EXECUTIVE COMPENSATION

The table below and footnotes thereto set forth in summary form information concerning the compensation awarded to, earned by, or paid for services rendered to SERENA in all capacities during the fiscal years ended January 31, 2005, 2004 and 2003 by our current President and Chief Executive Officer and our next four most highly compensated executive officers (Named Executive Officers) whose salary and bonus for fiscal 2005 exceeded $100,000. Other than the salary and bonus described in the table below, we did not pay any executive officer named in the Summary Compensation Table any fringe benefits, perquisites or other compensation in excess of the lesser of $50,000 or 10% of such executive officer’s salary and bonus during fiscal 2005. Bonus and commission figures for all fiscal years presented represent bonuses and commissions earned and paid in the fiscal year as well as bonuses and commissions earned in the fiscal year but paid in the following fiscal year.

Summary Compensation Table

	Annual Compensation			Long-term Compensation Awards		All Other Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Restricted Stock Awards ($)	Securities Underlying Options (#)	Matching 401(k) Contributions	Group Life Insurance Premiums	Misc.
Mark E. Woodward Director, President and Chief Executive Officer	2005 2004 2003	$357,955 300,000 300,000	$504,438 243,117 235,250	— — —	227,500 120,000 350,000	$10,911 8,000 1,833	$630 630 438	— — —

Robert I. Pender, Jr. Director, Senior Vice President Finance and Administration, Chief Financial Officer	2005 2004 2003	263,636 225,000 225,000	364,825 170,182 192,325	— — —	127,500 80,000 275,000	10,716 8,000 7,478	409 315 316	— — —

L. Evan Ellis, Jr. Senior Vice President, Chief Operating Officer	2005 2004 2003	240,455 208,000 208,000	301,064 143,252 189,180	— — —	65,000 225,000 75,000	8,502 8,000 5,282	408 284 281	— — —

Michael Lindner Vice President, EMEA Sales	2005 2004 2003	213,489 176,748 127,376	160,748 226,175 159,098	— — —	20,000 — 20,000	— — —	2,107 1,928 1,062	18,763 9,272 4,286	(1) (1) (1)

Vita A. Strimaitis Senior Vice President, General Counsel and Secretary	2005 2004 2003	225,417 203,125 197,500	137,373 38,974 38,465	— — —	55,000 20,000 80,000	8,664 8,000 8,025	250 179 176	— 110 —	(2)

(1)	Represents car allowances paid by SERENA to the employee.
(2)	Represents professional dues paid by SERENA on behalf of the employee

Option Grants During Last Fiscal Year

The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during fiscal 2005, including the potential realizable value over the 10 year term of the options based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent SERENA’s estimate of our future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of SERENA common stock. In fiscal 2005, SERENA granted options to acquire up to an aggregate of 2,158,338 shares to employees and directors, 2,113,338 shares of which were granted under the Amended and Restated 1997 Stock Option and Incentive Plan and 45,000 shares of which were granted under the Amended and Restated 1999 Director Option Plan. All grants under both plans were at an exercise price equal to not less than the fair market value of SERENA’s common stock on the date of grant. Optionees may pay the exercise price by cash, check or delivery of already-owned shares of SERENA’s common stock. All options granted in fiscal 2005 under the Amended and Restated 1997 Stock Option and Incentive Plan vest over four years with 25% of the shares subject to option vesting on the first anniversary of the grant date, and the remaining option shares vesting ratably monthly thereafter. The options granted in fiscal 2005 under the Amended and Restated 1999 Director Option Plan vest over one year, with all the shares subject to the option vesting after one year.

	Number of Securities Underlying Options Granted	Percentage of Total Options Granted in Fiscal 2005	Average Exercise Price Per Share	Expiration Date	Potential Realizable Annual Rates of Stock Price Appreciation For Options Term
					5%	10%
Mark E. Woodward	227,500	10.5%	$18.109	5/19/14	$2,590,873	$6,565,781
Robert I. Pender, Jr.	127,500	5.9%	$18.419	5/19/14	$1,476,943	$3,742,864
L. Evan Ellis, Jr.	65,000	3.0%	$22.670	2/18/14	$926,708	$2,348,459
Michael Lindner	20,000	0.9%	$22.670	2/18/14	$285,141	$722,603
Vita A. Strimaitis	55,000	2.6%	$19.920	5/19/14	$689,017	$1,746,104

Aggregate Option Exercises During the Last Fiscal Year

And Fiscal Year-End Option Values

The following table sets forth certain information regarding stock options held as of January 31, 2005 by the Named Executive Officers. The “Value of Unexercised In-the-Money Options at January 31, 2005” is based upon the fair market value on January 31, 2005 of $21.50 per share, minus the per share exercise price, multiplied by the number of shares underlying the option. See “Employment Agreement and Change in Control Arrangements.”

	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at January 31, 2005		Value of Unexercised In-the-Money Options at January 31, 2005
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark E. Woodward	—	$—	545,415	407,710	$2,297,055	$2,253,239
Robert I. Pender, Jr.	—	$—	308,273	262,399	$1,430,902	$1,529,951
L. Evan Ellis, Jr.	—	$—	372,292	290,524	$2,483,869	$2,084,272
Michael Lindner	—	$—	21,249	32,501	$161,856	$454,165
Vita A. Strimaitis	—	$—	79,167	93,962	$38,384	$486,717

Equity Compensation Plan Information

The following table sets forth information as of January 31, 2005 about our common stock that may be issuable upon the exercise of options and rights granted to employees, consultants and members of our Board of Directors under all existing equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
	(a)	(b)	(c)
Plan Category:
Equity compensation plans approved by security holders (1)	5,895,063	$18.55	2,853,567
Equity compensation plans not approved by security holders	—	—	—
Equity compensation plans assumed from the Merant plc acquisition (2)	384,030	$16.01	—

Total	6,279,093	$18.39	2,853,567

(1)	Consists of the following plans: The Amended and Restated 1997 Stock Option and Incentive Plan (the “Plan”), the Amended and Restated 1999 Director Option Plan (the “Director Plan”) and the Employee Stock Purchase Plan. Employee benefit trusts organized by Merant plc for the benefit of its employees hold a total of 176,858 shares of SERENA common stock, which it received in the Offer upon exchange of Merant ordinary shares held by the trusts prior to the Offer. SERENA plans to use the shares from these trusts to satisfy grants approved to former Merant employees. These grants have been issued under the Plan rather than the acquired company plans.
(2)	We have assumed certain stock options granted to former employees of Merant plc, a company we acquired in the first quarter of fiscal 2005. All of the acquired options have been adjusted to give effect to the conversion under the terms of the acquisition agreement between us and Merant plc. The acquired options generally become exercisable over a four-year period and expire ten years from the date of grant. Additional stock options will not be granted under any of the acquired company’s plans, and these plans have not been approved by our security holders.

Employment Agreements and Change in Control Arrangements

SERENA and Douglas D. Troxel, SERENA’s founder, Chief Technology Officer, Chairman of the Board and Director, are parties to an employment agreement that automatically renews each June unless Mr. Troxel is terminated for cause.

SERENA entered into Management Retention Agreements dated April 24, 2003 (the “Retention Agreements”) with Mr. Woodward, the Company’s Chief Executive Officer, and Mr. Pender, the Company’s Chief Financial Officer. The Retention Agreements call for the continuation of certain company benefits should the individual’s employment with SERENA be terminated for reasons other than cause, the employee’s death or disability or in connection with or within twelve months of a Change in Control. Such company benefits would include salary continuation and 100% of Company-paid health, dental and vision insurance coverage for a period of six (6) months following the employee’s termination of employment, and accelerated vesting of equity awards in that number of shares that would otherwise have been vested on the six-month anniversary of the date of the employee’s termination. In connection with or within twelve months of a Change of Control, the Retention Agreements call for the continuation of certain company benefits should the individual’s employment with SERENA be terminated for reasons other than cause, the employee’s death or disability or by employee pursuant to a voluntary termination for good reason. Such company benefits would include salary continuation and 100% of Company-paid health, dental and vision insurance coverage for a period of twelve (12) months following the employee’s termination of employment, and a cash bonus equal to the annual target bonus for the fiscal year of the Company in which employee’s employment is terminated prorated for the time in which the employee served as an employee during that fiscal year plus the twelve (12) month Change in Control severance period.

The 1997 Plan provides that in the event of a merger or consolidation of SERENA with or into another corporation, a sale of substantially all of SERENA’s assets or certain other changes in control of SERENA, the right of SERENA to repurchase shares purchased pursuant to a restricted stock purchase agreement lapses. Additionally, in any of the events noted in the preceding sentence, the holders of stock options awarded under the 1997 Plan shall have the right to exercise all of the shares of stock covered under the applicable option agreement, including shares which would not otherwise be exercisable.

Report of the Compensation Committee of the Board of Directors

Notwithstanding any statement to the contrary in any of SERENA’s previous or future filings with the Securities and Exchange Commission, the “Report of the Compensation Committee of the board of directors” and the “Company Performance” graph shall not be deemed “filed” with the Commission and shall not be incorporated by reference by any general statement incorporating this Proxy Statement into any such filings.

The Compensation Committee of the board of directors (the “Compensation Committee”) establishes the general compensation policies of SERENA and the compensation plans and the specific compensation levels for senior executives, including SERENA’s Chief Executive Officer. The Compensation Committee’s charter reflects these responsibilities, and the Compensation Committee and the Board periodically review and revise the charter. At or near the beginning of each fiscal year, the Compensation Committee typically reviews the compensation of its executive officers for the previous fiscal year and establishes base salary levels and target bonuses for the CEO and other executive officers at SERENA for the next fiscal year. In addition, the Compensation Committee administers SERENA’s equity incentive plans, including the 1997 Plan and the Directors’ Plan.

General Compensation Philosophy

The primary objectives of SERENA’s executive compensation policies include the following:

•	To attract, motivate, and retain a highly qualified executive management team;

•	To link executive compensation to SERENA’s financial performance as well as to define individual management objectives established by the Compensation Committee;

•	To compensate competitively with the practices of similarly situated technology companies; and

•	To create management incentives designed to enhance stockholder value.

SERENA competes in an aggressive and dynamic industry and, as a result, believes that finding, motivating, and retaining quality employees, particularly senior managers, sales personnel, and technical personnel, are key factors to SERENA’s future success. The Compensation Committee’s compensation philosophy seeks to align the interests of stockholders and management by tying compensation to SERENA’s financial performance, either directly in the form of salary and bonuses paid in cash or indirectly in the form of appreciation of stock options granted to employees through SERENA’s equity incentive programs.

Total compensation for the majority of SERENA employees, including executive officers, consists of some or all of the following components:

•	cash compensation, consisting of base salary and performance-based bonus;

•	equity incentives, including stock option awards and the right to participate in a tax-qualified employee stock purchase plan;

•	retirement benefits through a 401(k) savings plan, in which SERENA makes matching contributions. For employees outside the U.S., SERENA offers similar retirement benefits that are consistent with local market practices;

•	a group life insurance program; and

•	heath and welfare benefits, in which SERENA shares the cost with its employees.

The Compensation Committee’s review of SERENA’s executive compensation programs and practices includes an analysis, for each of SERENA’s executives, of all elements of compensation, consisting of base salary, bonus, equity awards, retirement programs, change of control and severance arrangements and health and welfare benefits. The base salaries and incentive compensation of, and equity awards granted to, SERENA executive officers are determined in part by the Compensation Committee’s discretionary evaluation of a number of factors, including surveys of competitive salaries and equity practices in the similarly situated technology companies for similar positions, as well as individual and corporate performance. SERENA engaged Watson Wyatt, Inc. to review executive compensation programs in April 2004 against peer group companies consisting of software companies with similar revenues to SERENA after the acquisition of Merant plc. Watson Wyatt gathered information on over a dozen similarly sized public software companies and analyzed all aspects of the pay packages including salary, bonus, options, long term compensation, performance and benefits. The Compensation Committee also recently hired a second firm, Venture Pay Consulting Group, to help further analyze and study long term compensation and retention of SERENA’s top executives. This is an ongoing process which is expected to be finalized later in this fiscal year.

Cash Compensation

Base Salary

The Compensation Committee determined fiscal 2005 individual base salaries for executive officers based on a review of the officer’s performance and contribution to various individual, departmental, and corporate objectives and a review of market data described above. In addition, the Compensation Committee considered the recommendations of the Chief Executive Officer with respect to executive officers other than the Chief Executive Officer.

Cash Bonus Compensation

Cash bonuses are intended to provide additional incentives to achieve various individual, departmental, and corporate objectives. Cash bonuses for SERENA’s President and Chief Executive Officer and Chief Financial Officer for fiscal 2005 were allocated from a bonus pool established by the board of directors based on overall SERENA Non-GAAP earnings per share versus targets set by the Board of Directors at the beginning of the year. Cash bonuses were also earned by operational vice presidents based on their divisional financial performance and the overall financial performance of SERENA.

Based on its review of relevant market data and the other factors described above, the Compensation Committee believes that cash compensation paid to SERENA’s executive officers for fiscal 2005, including the Chief Executive Officer, was in the aggregate reasonable and not excessive and was generally consistent with amounts paid to officers with similar responsibilities at similarly-situated software companies.

Equity-Based Compensation

Stock Options.    Stock options are periodically granted to provide additional incentive to executives and other employees to maximize long-term total return to SERENA’s stockholders. Stock options are a particularly strong incentive because they are valuable to employees only if the fair market value of SERENA’s common stock increases above the exercise price, which is set at the fair market value of SERENA common stock on the date the option is granted. In addition, employees must remain employed with SERENA for a fixed period of time in order for the options to vest fully. Options generally vest over a four year period to encourage option holders to continue in the employ of SERENA.

All of the stock options granted to executives in the year ended January 31, 2005 were based on recommendations of the Compensation Committee and approved by the independent members of the board of directors. Option grants to employees were determined by the Compensation Committee or the full board of directors. In making its determination, the Compensation Committee considers the executive’s position at SERENA, such executive’s individual performance, the number of options held (if any) and the extent to which such options are vested, market data and any other factors that the Compensation Committee may deem relevant.

Chief Executive Officer Compensation for fiscal 2005

In establishing Mr. Woodward’s compensation for fiscal 2005, the Compensation Committee applied the principles outlined above in the same manner as they were applied to other executives.

During fiscal year 2005, Mr. Woodward received an annual base salary of $324,000 from February 1, 2004 and his annual base salary increased to $375,000 effective April 23, 2004 after SERENA’S acquisition of Merant plc. In January 2004, the compensation committee undertook a review of Mr. Woodward’s total compensation. Based on the committee’s review of benchmark data and an analysis provided by an independent executive compensation consultant, the committee approved an increase to Mr. Woodward’s annual base salary from $300,000 to $324,000 and the committee approved an additional increase to $375,000 on April 23, 2004. Half of Mr. Woodward’s total compensation is “at-risk” and is only payable upon achievement of specific corporate Non-GAAP earnings per share objectives set by the Board of Directors at the beginning of the fiscal year. Specifically, Mr. Woodward was eligible to receive a bonus of 100% of his annual base salary if SERENA met Non-GAAP earnings per share objectives and Mr. Woodward could earn additional amounts if SERENA overperformed those targets. Based on SERENA’S actual results, $504,438 in bonus was earned by Mr. Woodward during fiscal year 2005.

In January 2004, the compensation committee of the board of directors undertook a review of Mr. Woodward’s total compensation. The compensation committee also reviewed total compensation data of chief executive officers from peer group companies, SERENA’S performance over the last year and Mr. Woodward’s contribution to SERENA. Based on its review and in order to aid in retention, on February 24, 2004, the compensation committee granted Mr. Woodward a stock option grant for 77,500 shares of stock and granted Mr. Woodward a stock option grant for 150,000 shares of stock effective May 19, 2004 after SERENA’S acquisition of Merant plc. Both grants were made pursuant to SERENA’S 1997 Plan. These option grants provide for cliff vesting of 25% of the grant after one year and monthly vesting over the following three years.

Submitted by the Compensation Committee of the Company’s board of directors, J. Hallam Dawson, Gregory J. Owens and Carl Bass.

Audit Committee Report

Notwithstanding any statement to the contrary in any of SERENA’s previous or future filings with the Securities and Exchange Commission, the “Audit Committee Report” shall not be deemed “filed” with the Commission and shall not be incorporated by reference by any general statement incorporating this Proxy Statement into any such filings.

The Audit Committee of the SERENA Software, Inc. board of directors (the “Audit Committee”) was comprised of three independent directors in fiscal 2005 and operates under a written charter adopted by the Board, which is on the Corporate Governance page of the Investor section of our website at http://www.serena.com. The members of the Audit Committee are J. Hallam Dawson, David G. DeWalt and Gregory J. Owens. The board of directors has determined that all three members are “audit committee financial experts” as such term is defined in the applicable rules and regulations.

As described more fully in its charter, the Audit Committee, on behalf of the board of directors, oversees SERENA’s financial reporting, internal controls, and audit process; and monitors compliance with applicable laws, regulations, and policies. In addition, the Audit Committee approves the selection, compensation, evaluation, and, when appropriate, the replacement of the Company’s auditors. All services provided by the Company’s auditors are pre-approved.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company’s auditors, KPMG LLP, are responsible for expressing an opinion on the conformity of SERENA’s audited financial statements with accounting principles generally accepted in the United States of America. The Audit Committee reviewed and discussed with management and the Company’s auditors the audited financial statements for fiscal 2005 and SERENA’s critical accounting policies. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standard No. 61 (Communications with Audit Committees).

The Audit Committee received and reviewed the written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with KPMG LLP their independence from the Company. In addition, the Audit Committee considered whether the information technology and other non-audit services provided by the auditors’ firm could impair the auditors’ independence and concluded that such services have not impaired the auditors’ independence.

Based on the Audit Committee’s discussion with management and the auditors and the Audit Committee’s review of the representation of management and the auditors’ report to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2005 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s board of directors, J. Hallam Dawson, David G. DeWalt and Gregory J. Owens.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees earned by KPMG LLP for audit services rendered in connection with the consolidated financial statements and reports for fiscal 2005 and fiscal 2004, and for other services rendered during fiscal 2005 and fiscal 2004 on behalf of SERENA and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services. The aggregate fees earned by KPMG LLP comprised the following (in thousands):

	Fiscal 2005		Fiscal 2004
	Amount	% of Total	Amount	% of Total
Fee Category:
Audit Fees	$1,969	82.3%	$281	42.6%
Audit-Related Fees	133	5.6%	159	24.1%
Tax Fees	290	12.1%	212	32.1%
All Other Fees	—	—%	8	1.2%

Total Fees	$2,392	100.0%	$660	100.0%

Audit Fees: Consists of fees earned for professional services rendered for the audit of SERENA’s consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements, attest services, except those not required by statute or regulation, and attestation services in connection with Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees: Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of SERENA’s consolidated financial statements and are not reported under “Audit Fees”. These fees include accounting consultations in connection with acquisitions and our recent debt offering, and consultations concerning financial accounting and reporting standards.

Tax Fees: Consists of tax compliance, tax preparation and other tax services. Tax compliance and tax preparation consists of fees earned for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, expatriate tax services, and assistance related to the impact of acquisitions. Other tax services consist of fees earned for other miscellaneous tax consulting and planning projects.

All Other Fees: Consists of fees for all other services other than those reported above. These services include review of business process and other specialized consulting services.

In making its recommendation to ratify the appointment of KPMG LLP as SERENA’s independent auditors for the fiscal year ending January 31, 2006, the audit committee has considered whether services other than audit and audit-related provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP. All services were pre-approved by the audit committee prior to their commencement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires SERENA’s officers and directors and persons who own more than 10% of a registered class of SERENA’s equity securities to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. Such officers, directors, and 10% stockholders are also required by applicable rules to furnish SERENA with copies of all Section 16(a) reports they file.

To the company’s knowledge, based solely upon review of the copies of such reports furnished to SERENA during the fiscal year ended January 31, 2005, no director, officer or beneficial holder of more than 10% of any class of equity securities of the Company failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year, except as described in the following sentence. Due to a Company administrative error, Forms 4 reporting option grants to each of Mr. Dawson, Mr. Owens, Mr. Dewalt and Mr. Bass were not timely filed after the automatic grant made under the 1999 Director Option Plan on February 1, 2005. On February 24, 2005, the omission was discovered and the reports were immediately filed.

CERTAIN TRANSACTIONS

In March 2005, SERENA acquired a small privately held company, which developed application management software technology, in a cash merger transaction. Robert I. Pender, Jr., SERENA’s Chief Financial Officer owned some common stock in, and held a promissory note from, this technology company. Mr. Pender’s equity interest in this technology company represented less than 1% of its outstanding equity. As a result of the transaction, Mr. Pender received an aggregate of approximately $80,000, which represented payment of principal, interest and premium on his promissory note from the company and consideration for his shares of common stock in the company. In accordance with SERENA’s code of conduct, SERENA’s Board of Directors reviewed and approved the transaction in advance after disclosure of Mr. Pender’s interest in the company.

COMPANY PERFORMANCE

The following line graph compares the cumulative total return to stockholders on SERENA’s common stock since January 31, 2000. The graph compares stockholder return on SERENA’s common stock with the same cumulative total return on the Nasdaq Stock Market—U.S. Index and the Research Data Group (RDG) Technology Composite Index. The information contained in the Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that SERENA specifically incorporates it by reference into such filing.

The graph assumes that $100 was invested on January 31, 2000 in SERENA’s common stock in the Nasdaq Stock Market—U.S. Index and in the RDG Technology Composite Index and that all dividends were reinvested. No dividends have been declared or paid on SERENA’s common stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

SERENA Software, Inc.

Stock Price Performance

January 31, 2000—January 31, 2005

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG SERENA SOFTWARE, INC.,

THE NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX,

AND THE RDG TECHNOLOGY COMPOSITE INDEX

*	$100 invested on 1/31/00 in stock or index - including reinvestment of dividends.

Fiscal year ending January 31.

OTHER MATTERS

SERENA knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

For the Board of Directors

SERENA SOFTWARE, INC.

/s/ Vita Strimaitis

Vita A. Strimaitis

Secretary

Dated: May 24, 2005

PROXY

SERENA SOFTWARE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark E. Woodward and Robert I. Pender, Jr., and either of them, as attorneys of the undersigned with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of SERENA Software, Inc., to be held at SERENA’s principal executive offices at 2755 Campus Drive, 3rd Floor, San Mateo, California, 94403 on June 24, 2005 at 2:00 p.m., local time, and at any adjournment or postponement thereof, with all the powers which the undersigned might have if personally present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated May 24, 2005, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned shares of stock represented by this Proxy and by filing this Proxy with the Secretary of the Corporation gives notice of such revocation.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SEE REVERSE

SIDE CONTINUED AND TO BE SIGNED ON REVERSE SIDE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

D	FOLD AND DETACH HERE D

Mark Here

for Address

Change or

Comments

PLEASE SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING:

1. ELECTION OF DIRECTOR

NOMINEES:

01 Douglas D. Troxel

02 Robert I. Pender, Jr.

03 J. Hallam Dawson

04 David G. DeWalt

05 Mark E. Woodward

06 Carl Bass

07 Gregory J. Owens

WITHHELD (Write that nominee’s name in the space provided below).

FOR

WITHHELD

2. To ratify the appointment of KPMG LLP as the Corporation’s independent auditors for the 2006 fiscal year

FOR AGAINST ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and any adjournment(s) or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION

IS INDICATED, WILL BE VOTED FOR THE LISTED NOMINEES IN

THE ELECTION OF DIRECTORS, AND FOR THE RATIFICATION OF

THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS

FOR THE 2006 FISCAL YEAR.

Signature: Date: Signature: Date:            , 2005

Please date and sign exactly as your name or names appear hereon. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles held by joint tenants or as community property, both should sign.

DFOLD AND DETACH HERED